UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   April 28, 2021
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	000-30707	68-0450397
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

(707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 2.02  RESULTS OF OPERATION AND FINANCIAL CONDITION

On April 28, 2021, First Northern Community Bancorp issued a press release concerning financial results for the 1st quarter of 2021, a copy of which is included as ITEM 9.01  (c) Exhibit 99.1 and incorporated herein by reference in both ITEM 2.02 and ITEM 7.01.  The Company does not intend for this exhibit to be incorporated by reference into future filings under the Securities Exchange Act of 1934.

ITEM 7.01  REGULATION FD DISCLOSURE

On April 28, 2021, First Northern Community Bancorp issued a press release concerning financial results for the 1st quarter of 2021, a copy of which is included as ITEM 9.01 (c)  Exhibit 99.1 and incorporated herein by reference in both ITEM 2.02 and ITEM 7.01 in accordance with SEC Release No. 33-8216.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit

99.1 Earnings Press Release, dated April 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2021	First Northern Community Bancorp (Registrant)

/s/ Jeremiah Z. Smith
By: Jeremiah Z. Smith
Senior Executive Vice President/
Chief Operating Officer

EXHIBIT INDEX

Exhibit	Document

99.1	Earnings Press Release, dated April 28, 2021

EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact:       Louise A. Walker                                     April 28, 2021
President & Chief Executive Officer
First Northern Community Bancorp
& First Northern Bank
P.O. Box 547
Dixon, California
       (707) 678-3041

First Northern Community Bancorp Reports
First Quarter 2021 Net Income of $3.2 Million, Up 18.6% from One Year Ago

Dixon, California—First Northern Community Bancorp (the “Company”, OTCQB: FNRN), holding company for First Northern Bank (“First Northern” or the “Bank”), today reported net income of $3.2 million, or $0.23 per diluted share, for the three months ended March 31, 2021, up 18.6% compared to net income of $2.7 million, or $0.20 per diluted share, for the three months ended March 31, 2020.

Total assets as of March 31, 2021 were $1.78 billion, an increase of $438.8 million, or 32.7%, compared to March 31, 2020. Total deposits as of March 31, 2021 were $1.61 billion, an increase of $425.0 million, or 36.0%, compared to March 31, 2020. Total net loans (including loans held-for-sale) as of March 31, 2021 were $950.8 million, an increase of $186.1 million, or 24.3%, compared to March 31, 2020. The increase in net loans was primarily driven by loans made under the SBA’s Paycheck Protection Program (PPP) totaling $202.6 million as of March 31, 2021 and $47.4 million in purchased commercial real estate loans during the first quarter of 2021. These increases were partially offset by a decrease in agriculture and residential construction loans largely due to paydowns and an overall decrease in demand. The Company continued to be “well capitalized” under regulatory definitions, exceeding the 10% total risk-based capital ratio threshold as of March 31, 2021.

Commenting on the Company’s financial results, President & Chief Executive Officer Louise Walker stated, “We are proud to report another quarter of strong performance.  In addition to the 18.6% increase in net income, non-interest income on March 31, 2021 was $2.29 million, up 38.9%, or $641,000, compared to the $1.65 million earned in the same period a year ago. The primary contributors to this increase were from gains from mortgage-related activities and debit card income. Mortgage loan originations for the three months ended March 31, 2021 totaled $29.6 million compared to $17.7 million in the first quarter last year, representing an increase of 67.3%. A significant number of new client relationships were established in PPP-Round 1, and the trend has continued in PPP-Round 2 which began on January 15, 2021. We believe the deepening of these new relationships, in addition to growth in quality loans from our robust pipeline should contribute to solid and sustainable core earnings increasing over the long term.”

PPP-Round 2 resulted in approximately $4.8 million in processing fees from the SBA, which is being recognized as an adjustment to the effective yield over the loan’s projected life. Unearned PPP processing fees totaled $5.9 million and $1.9 million as of March 31, 2021 and December 31, 2020, respectively. PPP processing fees totaling approximately $760,000 were recognized in interest income for the three-month period ended March 31, 2021.

Provision for loan losses totaled $300,000 for the three months ended March 31, 2021 compared to $650,000 for the same period in 2020. The decrease in the provision for loan losses was primarily due to the overall improvement in economic conditions, which was partially offset by an increase in specific reserves on impaired loans.

On March 25, 2021, the Company paid a 5% stock dividend to all shareholders of record as of February 26, 2021.

About First Northern Bank
First Northern Bank is an independent community bank that specializes in relationship banking. The Bank, headquartered in Solano County since 1910, serves Solano, Yolo, Sacramento, Placer, and Contra Costa Counties, as well as the west slope of El Dorado County. Experts are available in small-business, commercial, real estate and agribusiness lending, as well as mortgage loans. The Bank is an SBA Preferred Lender. Non-FDIC insured Investment and Brokerage Services are available at every branch location, including Dixon, Davis, West Sacramento, Fairfield, Vacaville, Winters, Woodland, Sacramento, Roseville, Auburn and Rancho Cordova. The Bank also has a commercial lending office in Walnut Creek and a mortgage loan office in Sonoma. Real estate mortgage and small-business loan officers are available by appointment in any of the Bank’s 11 branches. First Northern is rated as a Veribanc “Blue Ribbon” Bank and a “5-Star Superior” Bank by Bauer Financial for the earnings period ended December 31, 2020 (www.veribanc.com) and (www.bauerfinancial.com). The Bank can be found on the Web at thatsmybank.com, on Facebook and on LinkedIn.

Forward-Looking Statements
This press release and other public statements may include certain “forward-looking statements” about First Northern Community Bancorp and its subsidiaries (the “Company”). These forward-looking statements are based on management’s current expectations, including but not limited to statements about the Company’s expectations about earnings, loan growth, and new client relationships resulting from the Bank’s participation in the PPP, and are subject to certain risks, uncertainties and changes in circumstances.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Given the many challenges and uncertainties resulting from the coronavirus pandemic, such as the extent and duration of the impact on public health, the U.S. and California economies, financial markets and consumer and corporate customers and clients, including economic activity, employment levels and market liquidity, and on our business, results of operation and financial condition, as well as the various actions taken in response to the challenges and uncertainties by governments, regulatory agencies and others, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. More detailed information about these risk factors is contained in the Company’s most recent reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, and any reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made. For further information regarding the Company, please read the Company’s reports filed with the SEC and available at www.sec.gov.
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